Exhibit 99.1

Cytori to Present New Strategic Direction

Company to Announce New Therapeutic Area Focus and Brand Identity Plans

SAN DIEGO, June 13, 2019 (GLOBE NEWSWIRE) -- Cytori Therapeutics, Inc. (NASDAQ: CYTX) “the Company” will provide a live webcast to discuss its continued transformation efforts following two recent asset sales and highlight key anticipated milestones on June 19, 2019 at 4:15 PM Eastern Time.

The dial-in information is as follows:

Dial-In Number: +1.877.402.3914

Conference ID: 9699923

Prior to the webcast, the Company will issue a press release containing pertinent information.  The webcast will be available both live and by replay two hours after the call in the “Webcasts” section of the company’s investor relations website.

Cytori Therapeutics, Inc.

Gary Titus, +1 858.458.0900

Email:  ir@cytori.com

Website:  http://ir.cytori.com